Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Lungisa Fuzile, Lesetja Kganyago and Thuto Shomang and any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, (i) to execute and deliver any and all filings and correspondence by the Republic with the U.S. Securities and Exchange Commission (the “Commission”), including without limitation Annual Reports on Form 18-K, amendments to Annual Reports on Form 18-K/A, Reports on Form 6-K, Registration Statements under Schedule B and any Pre- and Post-Effective Amendments thereto, and (ii) to execute and deliver any and all contracts, agreements, consents, certificates and documents in relation to the Republic and the listing of the Republic’s debt securities on any international stock exchange as said attorney-in-fact and agent may deem necessary or advisable and, further, in case of clauses (i) and (ii) above, to do any and all acts and things and execute and deliver any and all other documents and instruments in connection therewith as said attorney-in-fact and agent may deem necessary or advisable, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could to in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue thereof.
PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999).
IN WITNESS WHEREOF the undersigned has hereunto set his hand

Date: February 26, 2010	By:	/s/ Pravin Gordhan
Pravin Gordhan
Minister of Finance of the Republic of South Africa